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                                                                   EXHIBIT 10.39

                              AMENDMENT NUMBER TWO
                        TO SECURITIES PURCHASE AGREEMENT

          This Amendment Number Two to Securities Purchase Agreement (this "Amendment") dated as of November 14, 2002, is entered into between VIEWLOCITY, INC., a Delaware corporation (the "Company"), and each of the entities identified on SCHEDULE I attached hereto (each a "Purchaser," collectively, the "Purchasers"), with reference to the following:

                                    RECITALS

          A. The Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of December 7, 2000, as amended by that certain Amendment Number One to Securities Purchase Agreement, dated as of February 23, 2001 (as amended, the "Securities Purchase Agreement").

          B. The Company has entered into that certain Agreement and Plan of Merger, by and between the Company and SynQuest, Inc., a Georgia corporation ("SynQuest"), dated as of August 30, 2002 (the "Merger Agreement"), pursuant to which the Company will merger with and into SynQuest (the "SynQuest Merger"), with SynQuest as the surviving corporation (the "Surviving Corporation").

          C. SynQuest has entered into a Stock Purchase Agreement, dated as of August 30, 2002, as amended September 20, 2002, with the investors listed on
Schedule I thereto (the "SynQuest Stock Purchase Agreement"), pursuant to which such investors will invest an aggregate amount of up to $33,000,000 in the Surviving Corporation (the "Additional Investment").

          D. In connection with the Merger and the Additional Investment, the Company and the Purchasers desire to amend certain of the provisions of the Securities Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

     2. AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT. The parties hereby agree that, effective upon the Closing (as that term is defined in the Merger Agreement) of the Merger, the Securities Purchase Agreement is amended as follows:

     a. ARTICLE I of the Securities Purchase Agreement is hereby amended by adding a new SECTION 1.8 as follows:

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          1.8  MODIFICATION OF NOTES IN CONNECTION WITH SYNQUEST MERGER.

               (a) TOTAL LIABILITY FIXED. Notwithstanding anything herein to the contrary, as of the Closing of the Merger, the Notes shall cease to bear interest on the unpaid balances thereof, and the aggregate principal of and accrued interest on the Notes shall be fixed at $11,500,000.

               (b) PARTIAL PREPAYMENT. Within one business day following the closing of the Additional Investment, and with a portion of the proceeds therefrom, the Surviving Corporation shall make a partial prepayment of the Notes in the aggregate amount of $5,000,000 in accordance with Section 1.7(b) herein (the "Prepayment").

               (c) CONTINUING OBLIGATION OF SURVIVING CORPORATION. Promptly following the Prepayment, the Notes shall be canceled in exchange for new senior subordinated notes of the Surviving Corporation (the "New Notes"), in an aggregate principal amount of $6,500,000, to bear interest on the unpaid balances thereof until the principal thereof shall be paid in full at the rate of 8.0% per annum, based upon a 365 day year for actual days elapsed, and to otherwise be substantially identical in form and substance to the Notes, as set forth in EXHIBIT A attached hereto. The Prepayment and the New Notes collectively shall represent satisfaction in full of the Notes.

     b. ARTICLE IV of the Securities Purchase Agreement is hereby deleted and replaced in its entirety with the following:

          4.1 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the outstanding principal amount of the Notes (together with all interest thereon) shall have been repaid in full, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

               (a) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. Duly and timely file all tax returns and reports required to be filed in compliance with all applicable laws, regulations, rules, and procedures and pay all taxes, assessments, and other governmental charges imposed upon the Company or any of its Subsidiaries or any of the assets of the Company or any of its Subsidiaries or in respect of any franchises, business, income, or assets of the Company or any of its Subsidiaries before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) that have become due and payable and that by law have or may become a Lien (other than Permitted Liens) upon any of such assets, prior to the time when any material penalty or fine shall be incurred with respect thereto except where the failure to so file or pay such taxes, assessments, or other governmental charges could nor reasonably

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          expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that no such charge, claim, or Lien need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

               (b) MAINTENANCE OF INSURANCE. At its expense and for so long as the Notes, the Warrants, or the Warrant Shares remain outstanding, the Company shall maintain with a reputable insurance company or association insurance in such amounts and covering its properties and assets and such risks as ordinarily are insured against by other persons engaged in the same or similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses.

                (c) COMPLIANCE WITH LAWS. Comply, and cause all Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance could reasonably be expected to have a Material Adverse Effect.

          4.2 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the outstanding principal amount of the Notes (together with all interest thereon) shall have been repaid in full, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

               (a) LIMITATION ON INDEBTEDNESS. At any time permit the aggregate amount of Senior Indebtedness to exceed $7,500,000 at any one time outstanding. "Senior Indebtedness" shall mean any indebtedness that is senior in priority to the Senior Subordinated Notes.

               (b) DISTRIBUTIONS. Except for Distributions declared and paid solely in Common Stock of the Company, or for cash dividends paid with the Purchasers' prior written consent (which consent shall not be unreasonably withheld), declare or pay any dividends, purchase, repurchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, and will not make any payment in cash, securities or other property or purchase on or in respect of, or repurchase, redeem, retire or otherwise acquire for value, any indebtedness of the Company that is subordinated by its express terms in right of payment to the Notes, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "DISTRIBUTIONS"), except that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, and EXCEPT as specifically provided for in the Company's Certificate of Incorporation or if such

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          dividend, purchase, repurchase, redemption, retirement or other acquisition for value is solely in the form of capital stock (or rights, options or warrants to purchase such shares) of the Company; provided, HOWEVER, that nothing herein contained shall prevent the Company from:

                    (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

                    (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

                    (iii) repurchasing the shares of Common Stock at the
               original cost thereof held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option, to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

               (c) DEALINGS WITH AFFILIATES AND OTHERS. Other than as contemplated by this Agreement, and other than transactions in the ordinary course of business involving less than $50,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors, or absent such Board of Directors approval, by the Majority Holders.

               (d) CONDUCT OF BUSINESS. Engage in any business other than the business currently conducted by them as of the Closing and other lines of business reasonably incidental or related thereto.

               (e) UPSTREAM LIMITATIONS. Enter into any agreement, contract, or arrangement restricting the ability of any Subsidiary of Company to pay or make dividends or distributions in cash or kind, to make loans, advances, or other payments of whatsoever nature or to make transfers or distributions of all or any part of its properties or assets to Company or to any Subsidiary of the Company.

          4.3 REPORTING REQUIREMENTS. The Company will furnish the following to each Purchaser who holds Notes with at least $1,000,000 in principal amount outstanding in the aggregate; provided, however, that following the consummation of a Qualifying Public Offering, none of the following statements, reports, or documents shall be delivered to any such Purchaser unless and until such Purchaser has delivered to the

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     Company a non-disclosure agreement and an agreement not to trade on the disclosed information, in each case, in form and substance reasonably acceptable to the Company: as soon as practicable after the end of the reporting date required by the Securities Exchange Commission ("SEC"), Company will provide a copy of the applicable SEC report ("SEC Reports") to the applicable Purchasers. Public availability of such reports on EDGAR shall constitute delivery to the applicable Purchasers hereunder. If the Company ceases to be a publicly traded entity during the term hereof, then the Company will provide reports to the applicable Purchasers that are materially similar to the SEC Reports and on the same time schedule as required by the SEC of publicly traded entities and reporting materials that are regularly distributed to the Company's Board of Directors ("Board Materials"); provided that the Company may redact portions of such Board Materials that it deems to be confidential and reasonably believes should not be produced.

     c. SECTION 6.1 of the Securities Purchase Agreement is hereby amended by deleting and replacing in its entirety the definition of "Event of Default" with the following:

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any amounts due under any one or more of the Notes when due;

               (b) the Company or any of its Subsidiaries defaults in observance of any covenants contained in Sections 4.1 or 4.3 which continues unremedied 20 days after written notice thereof is sent to the Company or the Company or any of its Subsidiaries defaults in observance of any covenants contained elsewhere in this Agreement or any of the other Financing Documents (other than a covenant that is dealt with elsewhere in this definition);

               (c) the Company or any of its Subsidiaries defaults (after applicable notice and any applicable grace period, and as determined by a court of competent jurisdiction) in the payment of any principal or interest or any other amount in respect of or in any covenant, term, or provision governing Indebtedness for Borrowed Money (other than the Notes) of the Company or such Subsidiary with an aggregate amount outstanding in excess of $250,000, the effect of which default is (i) to cause or permit the holder or holders of such indebtedness, irrespective of whether exercised, to accelerate the maturity of the obligations thereunder, or (ii) to cause the termination of the agreement or instrument evidencing such Indebtedness for Borrowed Money;

               (d) excluding any creditors or accounts reserved for in the Company's financial statement dated June 30, 2002, a final judgment or final order of a court of competent jurisdiction for the payment of money aggregating in excess of $200,000 (in excess of the amount covered by insurance) is rendered against the

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          Company or any of its Subsidiaries which judgment or order remains uncontested, unappealed, unpaid, unstayed for a period of 45 days;

               (e) any representation or warranty in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made where such failure to be correct has a Material Adverse Effect;

               (f) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (g) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect.

     c. ARTICLE VIII of the Securities Purchase Agreement is hereby deleted in its entirety.

     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchasers that (a) the execution, delivery, and performance of this Amendment is within the Company's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Securities Purchase Agreement, constitute the Company's legal, valid, and binding obligation, enforceable against the Company in accordance with its terms, (c) this Amendment has been duly executed and delivered by the Company.

     4. EXPENSES. The Company agrees, whether the transactions hereby contemplated shall be consummated, to pay the reasonable legal fees of Brobeck, Phleger & Harrison LLP, special counsel to the Purchasers, incurred in connection with the negotiation and preparation of

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this Amendment, and in connection with the transactions contemplated hereby and agrees to reimburse the Purchasers for their reasonable out-of-pocket costs and expenses (exclusive of any salaries or other overhead items) incurred in connection with the transactions contemplated hereby (collectively, the "Expenses"); provided, however, that the Company shall not pay aggregate legal fees and Expenses in excess of $15,000.

     5. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     7. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

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          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                              VIEWLOCITY, INC.,


                              By: /s/ Allen Plunk
                                 -----------------------------------------
                              Name: Allen Plunk
                              Title: Senior Vice President and Chief Financial
                                      Officer


                              WESTBRIDGE VENTURES, L.P.

                              By: Westbridge Ventures, L.L.C., its
                                  General Partner

                                  By: TCW Asset Management Company, as
                                      Managing Member


                                      By: /s/ Steven F. Strandberg
                                         -----------------------------
                                      Name: Steven F. Strandberg
                                      Title: Managing Director


                                  By: TCW Asset Management Company, as
                                      Managing Member


                                      By: /s/ Andrew L. Sun
                                         -----------------------------
                                      Name: Andrew L. Sun
                                      Title: Vice President


                           [Signature page continues]

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                              TCW LEVERAGED INCOME TRUST IV, L.P.

                              By: TCW Asset Management Company, as its
                                  Investment Adviser


                                  By: /s/ Melissa V. Weiler
                                     ---------------------------------
                                  Name: Melissa V. Weiler
                                  Title: Managing Director


                                  By: /s/ Mark D. Senkpiel
                                     ---------------------------------
                                  Name: Mark D. Senkpiel
                                  Title: Managing Director


                              By: TCW (LINC IV), L.L.C., as General Partner

                                  By: TCW Asset Management Company, as
                                      its Managing Member


                                      By: /s/ Steven F. Strandberg
                                         -----------------------------
                                      Name: Steven F. Strandberg
                                      Title: Managing Director


                                      By: /s/ Mark D. Senkpiel
                                         -----------------------------
                                      Name: Mark D. Senkpiel
                                      Title: Managing Director


                           [Signature page continues]

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                              TCW SHARED OPPORTUNITY FUND III, L.P.

                              By: TCW Asset Management Company, its
                                  investment adviser


                                  By: /s/ Steven F. Strandberg
                                     ---------------------------------
                                  Name: Steven F. Strandberg
                                  Title: Managing Director


                                  By: /s/ F. Chace Brundige
                                     ---------------------------------
                                  Name: F. Chace Brundige
                                  Title: Vice President


                              SHARED OPPORTUNITY FUND IIB, L.L.C.

                              By: TCW Asset Management Company, as its
                                  Investment Adviser


                                  By: /s/ Steven F. Strandberg
                                     ---------------------------------
                                  Name: Steven F. Strandberg
                                  Title: Managing Director


                                  By: /s/ F. Chace Brundige
                                     ---------------------------------
                                  Name: F. Chace Brundige
                                  Title: Vice President

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                                   SCHEDULE I

                                  (PURCHASERS)

WestBridge Ventures, L.P.

TCW Leveraged Income Trust IV, L.P.

TCW Shared Opportunity Fund III, L.P.

Shared Opportunity Fund IIB, L.L.C.